UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 26, 2020
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway		80503
Niwot,	Colorado
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2020, Crocs, Inc. (the “Company”) and its subsidiaries, Crocs Retail, LLC, Jibbitz, LLC, Colorado Footwear C.V. and Crocs Europe B.V., as borrowers, entered into the First Amendment to the Second Amended and Restated Credit Agreement (the “Amendment”), with the lenders party thereto, and PNC Bank, National Association, as administrative agent, which amended certain terms of the Second Amended and Restated Credit Agreement, dated July 26, 2019 (as amended, the “Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to, among other things, (i) allow the Company to donate up to $10 million in inventory to the healthcare industry in response to the COVID-19 pandemic, (ii) increase the total commitments under the Credit Agreement by $50 million, resulting in total commitments increasing to $500 million, and (iii) amend the maximum leverage ratio to 4.00 to 1.00 until September 30, 2020, decreasing to 3.50 to 1.00 from December 31, 2020 to December 31, 2021, and then to 3.25 to 1.00 during any fiscal quarter thereafter (subject to adjustment in certain circumstances).

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Given the continued disruption and uncertainty globally related to COVID-19, Crocs is withdrawing its first quarter and full year 2020 outlook provided on February 27, 2020. Crocs will provide a business update during its first quarter fiscal 2020 earnings call. A copy of the press release providing an update on the business impact of COVID-19 is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated March 26, 2020, among Crocs, Inc., Crocs Retail, LLC, Jibbitz, LLC, the lenders named therein, KeyBank National Association, as syndication agent, and PNC Bank, National Association, as administrative agent.

99.1	Crocs, Inc. press release dated March 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: March 30, 2020	By:	/s/ Anne Mehlman
Anne Mehlman
Executive Vice President and Chief Financial Officer